Exhibit 99

Hillshire Brands

Consolidated Statements of Income

For the Quarters and Full Year ended June 30, 2012 (in millions, except per share data—unaudited)

	Fiscal 2012
	First	Second	Third	Fourth	Full
	Quarter (3)	Quarter (3)	Quarter (3)	Quarter	Year
Continuing operations
Net sales	$1,025	$1,088	$965	$1,016	$4,094

Cost of sales	740	782	699	740	2,961
Selling, general and administrative expenses	227	231	210	296	964
Net charges for exit activities, asset and business dispositions	21	45	4	11	81
Impairment charges	10	4	—	—	14

Operating income (loss)	27	26	52	(31)	74
Interest expense	23	22	22	10	77
Interest income	(1)	(1)	(2)	(1)	(5)
Debt extinguishment costs	—	—	—	39	39

Income (loss) from continuing operations before income taxes	5	5	32	(79)	(37)
Income tax expense (benefit)	(7)	58	(57)	(9)	(15)

Income (loss) from continuing operations	$12	$(53)	$89	$(70)	$(22)

Income (loss) per share of common stock—Diluted:

As reported	$0.10	$(0.44)	$0.74	$(0.58)	$(0.18)
Less Significant items (1)	(0.22)	(0.39)	(0.18)	(0.87)	(1.65)

Adjusted EPS (1)	$0.32	$(0.05)	$0.92	$0.29	$1.47

Average shares outstanding(2):
Basic	118	118	119	119	119
Diluted	119	118	119	121	120
Operating income (loss)—as reported	$27	$26	$52	$(31)	$74
Less: Increase (decrease) in operating income (loss) from:
Dispositions	4	3	1	—	8
Restructuring actions	(39)	(60)	(13)	(87)	(199)
Accelerated depreciation	(6)	(6)	(17)	(17)	(46)
Gain on HBI tax settlement	15	—	—	—	15
Litigation accrual	—	(11)	—	—	(11)
Pension curtailment/withdrawal/other	—	—	—	(9)	(9)
Mexican tax indemnification charge	3	—	—	—	3
Impairment charges	(10)	(4)	—	—	(14)

Adjusted operating income(1)	$60	$104	$81	$82	$327

(1)	Represents a non-GAAP fianancial measure. See detailed explanation of these and other non-GAAP measures at the end of this report.
(2)	In periods in which there was a net loss from continuing operations, the dilutive effect of stock options and award plans were excluded from the average shares outstanding in calculating earnings per share because they would be antidilutive.
(3)	As disclosed in the company’s Annual Report on Form 10-K for the year ended June 30, 2012, the company restated its previously issued unaudited financial results for the first three quarters of Fiscal 2012 to recognize the correction of accounting errors. See Note 1 to the Annual Report for additional information.

Hillshire Brands

Impact of Significant Items on Income from Continuing Operations

Fiscal 2012

Unaudited

	Quarter ended Oct. 1, 2011			Quarter ended Dec. 31, 2011
			Diluted			Diluted
	Pretax	Net	EPS	Pretax	Net	EPS
(In millions except per share data)	Impact	Income/(loss)	Impact (1)	Impact	Income/(loss)	Impact (1)
Continuing Operations:
Restructuring actions:
Severance/ retention charges	$(16)	$(10)	$(0.09)	$(2)	$(2)	$(0.01)
Lease and contractual obligation exit costs	(6)	(4)	(0.03)	(44)	(28)	(0.24)
Consulting, advisory and other costs	(17)	(14)	(0.11)	(14)	(10)	(0.09)
Accelerated depreciation	(6)	(4)	(0.03)	(6)	(3)	(0.03)

Total restructuring actions	(45)	(32)	(0.26)	(66)	(43)	(0.37)
Gain on HBI tax settlment	15	10	0.08	—	5	0.04
Impairment charges	(10)	(6)	(0.05)	(4)	(3)	(0.02)
Tax indemnification accrual adjustment	3	2	0.01	—	2	0.02
Litigation accrual	—	—	—	(11)	(7)	(0.06)
Pension curtailment/withdrawal/other	—	—	—	—	—	—
Debt extinguishment costs	—	—	—	—	—	—
Tax audit settlements/reserve adjustments	—	—	—	—	—	—

Impact of significant items on income/(loss) from continuing operations	$(37)	$(26)	$(0.22)	$(81)	$(46)	$(0.39)

Impact of significant items on income/(loss) from continuing operations before income taxes
Cost of sales	$(6)			$(5)
Selling, general and administrative expenses	—			(27)
Impairment charges	(10)			(4)
Exit and business dispositions	(21)			(45)

Impact on operating income	(37)			(81)
Debt extinguishment costs	—			—

Total	$(37)			$(81)

	Quarter ended Mar. 31, 2012			Quarter ended June 30, 2012
			Diluted			Diluted
	Pretax	Net	EPS	Pretax	Net	EPS
(In millions except per share data)	Impact	Income/(loss)	Impact (1)	Impact	Income/(loss)	Impact (1)
Continuing Operations:
Restructuring actions:
Severance/ retention charges	$(2)	$(1)	$(0.01)	$(11)	$(7)	$(0.06)
Lease and contractual obligation exit costs	(3)	(2)	(0.02)	(2)	(1)	(0.01)
Consulting, advisory and other costs	(8)	(11)	(0.09)	(74)	(52)	(0.43)
Accelerated depreciation	(17)	(11)	(0.09)	(17)	(11)	(0.09)

Total restructuring actions	(30)	(25)	(0.21)	(104)	(71)	(0.58)

Gain on HBI tax settlment	—	—	—	—	—	—
Impairment charges	—	—	—	—	—	—
Tax indemnification accrual adjustment	—	—	—	—	—	—
Litigation accrual	—	—	—	—	—	—
Pension curtailment/withdrawal/other	—	—	—	(9)	(5)	(0.05)
Debt extinguishment costs	—	—	—	(39)	(25)	(0.21)
Tax audit settlements/reserve adjustments	—	4	0.03	—	(3)	(0.03)

Impact of significant items on income/(loss) from continuing operations	$(30)	$(21)	$(0.18)	$(152)	$(104)	$(0.87)

Impact of significant items on income/(loss) from continuing operations before income taxes
Cost of sales	$(7)			$(13)
Selling, general and administrative expenses	(19)			(89)
Impairment charges	—			—
Exit and business dispositions	(4)			(11)

Impact on operating income	(30)			(113)
Debt extinguishment costs	—			(39)

Total	$(30)			$(152)

(1)	EPS amounts are rounded to the nearest $0.01 and may not add to the total.

Significant items represent a non-GAAP fianancial measure. See detailed explanation of these and other non-GAAP measures at the end of this report.

Explanation of Non-GAAP Financial Measures

Management measures and reports Hillshire Brands’ financial results in accordance with U.S. generally accepted accounting principles (“GAAP”). In this report, Hillshire Brands highlights certain items that have significantly impacted the company’s financial results and uses several non-GAAP financial measures to help investors understand the financial impact of these significant items.

“Significant items” are income or charges (and related tax impact) that management believes have had or are likely to have a significant impact on the earnings of the applicable business segment or on the total company for the period in which the item is recognized, are not indicative of the company’s core operating results and affect the comparability of underlying results from period to period. Significant items may include, but are not limited to: charges for exit activities; consulting and advisory costs; lease and contractual obligation exit costs; impairment charges; pension partial withdrawal liability charges; debt extinguishment costs; spin-off related costs; tax charges on deemed repatriated earnings; tax costs and benefits resulting from the disposition of a business; impact of tax law changes; gains on the sale of discontinued operations; changes in tax valuation allowances and favorable or unfavorable resolution of open tax matters based on the finalization of tax authority examinations or the expiration of statutes of limitations. Management highlights significant items to provide greater transparency into the underlying sales or profit trends of Hillshire Brands or the applicable business segment or discontinued operations and to enable more meaningful comparability between financial results from period to period. Additionally, Hillshire Brands believes that investors desire to understand the impact of these factors to better project and assess the longer term trends and future financial performance of the company.

This report contains certain non-GAAP financial measures that exclude from a financial measure computed in accordance with GAAP the impact of the significant items and the impact of dispositions. Management believes that these non-GAAP financial measures reflect an additional way of viewing aspects of Hillshire Brands’ business that, when viewed together with Hillshire Brands’ financial results computed in accordance with GAAP, provide a more complete understanding of factors and trends affecting Hillshire Brands’ historical financial performance and projected future operating results, greater transparency of underlying profit trends and greater comparability of results across periods. These non-GAAP financial measures are not intended to be a substitute for the comparable GAAP measures and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP.

In addition, investors frequently have requested information from management regarding the impact of significant items. Management believes, based on feedback it has received during earnings calls and discussions with investors, that these non-GAAP measures enhance investors’ ability to assess Hillshire Brands’ historical and project future financial performance. Management also uses certain of these non-GAAP financial measures, in conjunction with the GAAP financial measures, to understand, manage and evaluate our businesses, in planning for and forecasting financial results for future periods, and as one factor in determining achievement of incentive compensation. Two of the three performance measures under Hillshire Brands’ annual incentive plan are net sales and earnings before interest and taxes (EBIT), which are the reported amounts as adjusted for significant items and possibly other items. Many of the significant items will recur in future periods; however, the amount and frequency of each significant item varies from period to period.

The following is an explanation of the non-GAAP financial measure presented in this report.

“Adjusted Operating Income” for continuing operations excludes from operating income the impact of significant items. It also excludes the results of businesses that have been exited or divested for all periods presented but does not exclude the impact of businesses acquired after the start of the fiscal period presented. Results for businesses acquired are included from the date of acquisition onward.

“Adjusted EPS” for continuing operations excludes from diluted earnings per share (EPS) as reported for continuing operations, the per share impact of significant items recognized in the fiscal period presented. It does not exclude the impact of businesses that have been exited or divested and does not exclude the impact of businesses acquired after the start of the fiscal period presented. Results for businesses acquired are included from the date of acquisition onward.